Exhibit 31.1

I, Mitchell E. Fadel, certify that:
1.I have reviewed this Annual Report on Form 10-K/A of Rent-A-Center, Inc.; and

2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: March 6, 2019
/s/ Mitchell E. Fadel
Mitchell E. Fadel
Chief Executive Officer and Director (Principal Executive Officer)